                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                               LICENSE AGREEMENT

                                  (EXCLUSIVE)


















                                                       Date:____________________

                                      (i)


Vers 11/1/91                                       LLN/sc: 5261.5730.Cubist.agt.
Patent/Ex                                          Date: November 4, 1992

                               TABLE OF CONTENTS

                                                         PAGE
                                                         ----
          PREAMBLE........................................1
          --------

          ARTICLES
          --------

          1    DEFINITIONS.................................1

          2    GRANT.......................................3

          3    DUE DILIGENCE...............................4

          4    ROYALTIES...................................5

          5    REPORTS AND RECORDS.........................6

          6    PATENT PROSECUTION..........................7

          7    INFRINGEMENT................................8

          8    PRODUCT LIABILITY...........................9

          9    EXPORT CONTROLS.............................9

          10   NON-USE OF NAMES............................10

          11   ASSIGNMENT..................................10

          12   DISPUTE RESOLUTION..........................10

          13   TERMINATION.................................11

          14   PAYMENTS, NOTICES AND OTHER
               COMMUNICATIONS..............................12

          15   MISCELLANEOUS PROVISIONS....................12

     This Agreement is made and entered into this    day of         , 199 , (the
"Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and CUBIST PHARMACEUTICALS, INC., a corporation duly organized under the laws of Delaware and having its principal office c/o DSV Partners, 221 Nassau Street, Princeton, NJ 08542 (hereinafter referred to as "LICENSEE").


                                  WITNESSETH
                                  ----------

     WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 5261, "Designing Compounds Specifically Inhibiting Ribonucleic Acid" by Paul R. Schimmel, and Case No. 5730, "Nucleic Acid Reduction and Transport" by Nassim Usman and J. Rebek, Jr. and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government.

     WHEREAS, M.I.T. desires to have the PATENT RIGHTS utilized in the public interest and is willing to grant a license thereunder;

     WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is knowledgeable with respect to the subject matter related to the LICENSED PRODUCTS(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agrees as follows:


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall include a related company of CUBIC PHARMACEUTICALS, INC., the voting stock of which is directly or indirectly at least fifty Percent (50%) owned or controlled by CUBIC PHARMACEUTICALS, INC., an organization which directly or indirectly controls more than Fifty Percent (50%) of the voting stock of CUBIST PHARMACEUTICALS,

INC. and an organization, the majority ownership of which is directly or indirectly common to the ownership of CUBIST PHARMACEUTICALS, INC.

     1.2 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

     (a) the United States and foreign patents and/or patent applications listed in Appendices A and B;

     (b) United States and foreign patents issued from the applications listed in Appendices A and B and from divisional and continuations of these applications;

     (c) claims of U.S. and foreign continuations-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendices A and B;

     (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in
            (a), (b) or (c) above; and

     (e) any reissues of United States patents described in (a), (b) or (c) above.

     1.3  A "LICENSED PRODUCT" shall mean any product or part thereof which:

     (a) is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

     (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

     where a "valid claim" shall mean a claim of an unexpired patent contained in the PATENT RIGHTS so long as such claim shall not have been held invalid in an unappealed or unappealable decision rendered by a court of competent jurisdiction.

     1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

     1.5 "NET SALES" shall mean LICENSEE's (and its sublicensees') billings for LICENSED PRODUCTS and LICENSED PROCESSES produced hereunder less the sum of the following:

     (a)    ****************************************************

     (b)    **********************************************************
            **********************

     (c)    ************************************************

     (d)    *******************************************

     ***********************************************************************
********************************************************************************
**************************************** LICENSED PRODUCTS shall be considered
"sold" when billed out or invoiced. "Net Sales" shall not include LICENSED PRODUCTS sold for clinical testing, research or development purposes.


                               ARTICLE 2 - GRANT
                               -----------------

     2.1 M.I.T hereby grants to LICENSEE the worldwide right and license to make, have made, use, lease and sell the LICENSED PRODUCTS and to practice the LICENSED PROCESSES to the end of the term for which the PATENT RIGHTS are granted unless this Agreement shall be sooner terminated according to the terms hereof.

     2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

     2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other licensee to make, have made, use, lease and sell LICENSED PRODUCTS or to utilize LICENSED PROCESSES during the term of this agreement, except as provided in P 2.10 below.

     2.4 At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any PATENT RIGHTS are issued, unless sooner terminated as hereinafter provided.

     2.5 M.I.T. reserves the right to practice under the PATENT RIGHTS for its own noncommercial research purposes.

     2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof.

     2.7 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

     2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

     2.9 LICENSEE shall not receive from sublicenses anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.

     2.10 If at any time following five (5) years after the Effective Date of this Agreement, M.I.T. receives a bona fide request from a third party for a license under the PATENT RIGHTS for a LICENSED PRODUCT not directly competitive with any LICENSED PRODUCT then sold by or under development by LICENSEE ("Third Party's Field of Use") M.I.T. shall so notify LICENSEE and request that LICENSEE enter into good faith negotiations with the third party for a sublicense to the PATENT RIGHTS in the Third Party's Field of Use. If such a sublicense has not been granted within six months after such notification, M.I.T. may negotiate with the third party to grant such a sublicense, provided that any sublicense granted by M.I.T. shall:

     (a) Be confined to a single class of therapeutic products not competitive with any LICENSED PRODUCT under development or sold by LICENSEE at any time of granting of the sublicense; and

     (b)    Be nonexclusive; and

     (c) Require the third party to commit to a development plan in the Third Party Field of Use committing a minimum of $250,000 per year in development funds beginning within six months of the granting of the sublicense; and

     (d) Require running royalties no less than those specified for LICENSEE in subparagraph 4.1 (c) below; and

     further provided that when M.I.T. and the third party have substantially agreed on sublicensing terms, LICENSEE shall have a forty-five (45) day first right of refusal to retain exclusivity in the Third Party Field of Use by matching the Third Party sublicensing terms (including committed development funds) but at a running royalty rate equal to that specified in subparagraph 4.1
(c) below.

     Any revenue derived by M.I.T. in the sublicensing of the PATENT RIGHTS as specified hereunder shall be shared equally between M.I.T. and LICENSEE.

     2.11 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A hereof.

     2.12 Any improvements made by LICENSEE relating to the LICENSED PRODUCTS or LICENSED PROCESSES shall be the property of LICENSEE and M.I.T. shall have no right, title or interest therein. Any improvements made by Dr. Paul R. Schimmel or Dr. Julius Rebek while performing services for LICENSEE using LICENSEE's facilities shall, contingent upon agreement between LICENSEE and Dr. Schimmel or Dr. Rebek as the case may be, be considered to be an improvement made by LICENSEE.


                           ARTICLE 3 - DUE DILIGENCE
                           -------------------------

     3.1 LICENSEE shall use its best efforts to bring LICENSED PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent development and marketing efforts for LICENSED PRODUCTS throughout the life of this Agreement.


     ************************************************************************
*******************************

     ************************************************************************
     *******************

     *************************************************************************
     **********************

     *************************************************************************
     ****************

     3.3  LICENSEE's failure to perform in accordance with Paragraphs 3.1 and
3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.


                             ARTICLE 4 - ROYALTIES
                             ---------------------

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

     (a) A License Issue Fee of ************************, which said License Issue Fee shall be deemed earned and due in two parts:

            (i)     ****************************** due upon the signing of this
                    Agreement; and

            (ii)    ************************************* due upon the raising of Two Million Dollars ($2,000,000) in investment capital by LICENSEE.

     (b)    Licensee Maintenance Fees of ******************************* per
            year payable on January 1, 1994 and on January 1 of each year thereafter; provided, however, that Running Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year. **************
            *********************************

     (c) Running Royalties in amount equal to **************** of NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES used, leased or sold by and/or for LICENSEE which require prescriptions to be sold and *************** of the NET SALES of other LICENSED PRODUCTS and LICENSED PROCESSES.

     (d)    A share of sublicensing revenue received by LICENSEE equal to:

            (i) *********************** if only the PATENT RIGHTS are sublicensed; or

            (ii) ************************* if the sublicense revenue includes revenue received for the PATENT RIGHTS sublicensed in conjunction with products developed by LICENSEE and/or substantial technology developed by LICENSEE, provided that in no case shall the revenue paid to M.I.T. for each sublicense be less than *********************** the LICENSED PRODUCTS made, used or sold by that sublicensee

     (e) Shares of common stock of LICENSEE equal to ************ of the outstanding common and preferred shares of LICENSEE at the completion of the first round of equity of investment.

     (f)    Antidilution:
            ------------

            If, following the first round of equity funding, LICENSEE issues additional shares of stock that M.I.T.'s total share of outstanding stock falls below **************, then LICENSEE shall grant to M.I.T. additional shares such that M.I.T.'s fraction of total outstanding shares remains at ***********, until a total of *********************** funding is obtained by LICENSEE. Thereafter, no additional shares shall be due to M.I.T., provided that in subsequent rounds of financing, M.I.T. shall have the right to invest in additional shares, on a pro rata basis, at the same
                                              --------
            price as is granted to other investors holding common or preferred stock.

     4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.

     4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

     4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                        ARTICLE 5 - REPORTS AND RECORDS
                        -------------------------------

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten Percent (10%) discrepancy in reporting, LICENSEE agrees to pay the full cost of such inspection.

     5.2 LICENSEE, within sixty (60) days after December 31 of each year prior to the first commercial sale of a LICENSED PRODUCT and sixty days after March 31, June 30, September 30 and December 31, of each year after the first commercial sale of a LICENSED PRODUCT, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and it sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

     (a) number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all sublicensees;

     (b) total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees;

     (c) accounting for all LICENSED PROCESSES used or sold by LICENSEE and all sublicensees;

     (d)    deductions applicable as provided in Paragraph 1.5;

     (e)    total royalties due; and

     (f)    names and addresses of all sublicensees of LICENSEE.

     5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

     5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

     5.5  The royalty payments set forth in this Agreement and amounts due under
Article 6 shall, if overdue, bear interest until payment at a per annum rate two Percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.


                        ARTICLE 6 - PATENT PROSECUTION
                        ------------------------------

     6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and, where legally possible, in those foreign countries listed in Appendix B hereto and in any other foreign country at LICENSEE's request. Appendix B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance.

     6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement.

                           ARTICLE 7 - INFRINGEMENT
                           ------------------------

     7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

     7.2 During the term of this Agreement, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE, hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T. and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

     7.3 If within six (6) months after having been notified of any alleged infringement, M.I.T. shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T. shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS, and LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect. No settlement, consent judgment or other voluntary, final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld or delayed. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.

     7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to Fifty Percent (50%) of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorney's fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under
Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided between LICENSEE and M.I.T. in the proportion *******.

     7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

     7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     7.7 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the PATENT RIGHTS. Any upfront fees as part of such a sublicense shall be treated per Article 4.


                         ARTICLE 8 - PRODUCT LIABILITY
                         -----------------------------

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

     8.2 Prior to the first use of a LICENSED PRODUCT on humans, LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and M.I.T. in regard to events covered by Paragraph 8.1 above.

     8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.


                          ARTICLE 9 - EXPORT CONTROLS
                          ---------------------------

     It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.


                         ARTICLE 10 - NON-USE OF NAMES
                         -----------------------------

     Except as required by law, LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, nor any adaptation thereof, nor the names of any of its employees, in an advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS. LICENSEE, may, however, use the name of Dr. Paul R. Schimmel, Dr. Julius Rebek and/or any other employee of M.I.T. who is a consultant or member of an advisory board of LICENSEE, with their permission, and provided, also, that their affiliation with LICENSEE is identified.


                            ARTICLE 11 - ASSIGNMENT
                            -----------------------

     This Agreement is not assignable, except in the case where LICENSEE transfers its business relating to the subject matter hereof or transfers a subsidiary of LICENSEE, or a joint venture in which LICENSEE is a participant, or all of any other entity in which LICENSEE has a controlling interest, whereupon transferee shall acquire all of LICENSEE's benefits and obligations hereunder. Any other assignment shall be void.


                        ARTICLE 12 - DISPUTE RESOLUTION
                        -------------------------------

     12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall schedule a date for a mediation hearing with the Cambridge Dispute Settlement Center or Endispute Inc. in Cambridge, Massachusetts. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

     12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.


                           ARTICLE 13 - TERMINATION
                           ------------------------

     13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T, except as provided in Article 11.

     13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days' notice unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

     13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

     13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to M.I.T. the Running Royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of LICENSED PRODUCTS.

     13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

                        ARTICLE 14 - PAYMENTS, NOTICES
                        ------------------------------
                            AND OTHER COMMUNICATIONS
                            -----------------------

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it as its address below or as it shall designate by written notice given to the other party:

     In the case of M.I.T.:

                         Director
                         Technology Licensing Office
                         Massachusetts Institute of Technology
                         Room E32-300
                         Cambridge, Massachusetts 02139

     In the case of LICENSEE:

                         President
                         Cubist Pharmaceuticals, Inc.
                         c/o DSV Partners
                         221 Nassau Street
                         Princeton, NJ 08542


                     ARTICLE 15 - MISCELLANEOUS PROVISIONS
                     -------------------------------------

     15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By /s/ John T. Preston
   ----------------------------------
Name   JOHN T. PRESTON, DIRECTOR
    ---------------------------------
Title  TECHNOLOGY LICENSING OFFICE
     --------------------------------

Date  11-5-92
    ---------------------------------


CUBIST PHARMACEUTICALS, INC.

By /s/ John K. Clarke
  -----------------------------------
Name   JOHN K. CLARKE
    ---------------------------------
Title  PRESIDENT & CEO
     --------------------------------
Date   11-17-92
     --------------------------------

                                  APPENDIX A
                                  ----------


UNITED STATES PATENT RIGHTS
- ---------------------------

M.I.T. Case No. 5261
"Designing Compounds Specifically Inhibiting Ribonucleic Acid"
U.S.S.N. 586,534
By Paul R. Schimmel
Filed on 9/21/90

M.I.T. Case No. 5730
"Nucleic Acid Reduction and Transport"
By Nasim Usman and J. Rebek, Jr.
U.S.S.N. 930,087
Filed on 8/14/92

                                  APPENDIX B
                                  ----------



     Foreign countries in which PATENT RIGHTS for M.I.T. Case No. 5730 shall be filed, prosecuted and maintained in accordance with Article 6:

                          Canada
                          Great Britain
                          France
                          Germany
                          Italy
                          Japan

                                FIRST AMENDMENT

This Amendment with the effective date of January 20, 1995, is to the License Agreement dated November 4, 1992 between CUBIST PHARMACEUTICALS, INC. and MASSACHUSETTS INSTITUTE OF TECHNOLOGY.

The parties thereto now further agree as follows:

1. The PATENT RIGHTS of M.I.T. Case 6299 "Specific tRNA Binding-Dependent Inhibition of Growth of Microbial Pathogens" by Paul R. Schimmel and Eric T. Schmidt shall be added to the PATENT RIGHTS of the License Agreement. These include as of the date of this Amendment:

          U.S.S.N. 068362     Filed 05/28/93
          PCT/US94/05905      Filed 05/25/94
          USSN PCT            Filed 05/25/94 as CIP of 06382

2. Cubist will reimburse M.I.T. for all costs incurred in the filing and prosecution of the PATENT RIGHTS of M.I.T. Case 6299 whether incurred before or after the effective date of this Amendment.

Agreed to for:

MASSACHUETTS INSTITUTE OF TECHNOLOGY         CUBIST PHARMACEUTICALS, INC.
By /s/ Lita Nelsen                           By /s/ Scott M. Rocklage
  ----------------------------------           --------------------------
Name  LITA L. NELSEN, DIRECTOR               Name Scott M. Rocklage
    --------------------------------             ------------------------
Title TECHNOLOGY LICENSING OFFICE            Title President & CEO
     -------------------------------              -----------------------
Date  Jan 17, 1995                           Date  1/19/95
     -------------------------------              -----------------------

[LETTERHEAD APPEARS HERE]

                               SECOND AMENDMENT


This Amendment with the effective date of May 17, 1995, is to the License Agreement dated November 4, 1992 between CUBIST PHARMACEUTICALS, INC. and MASSACHUSETTS INSTITUTE OF TECHNOLOGY.

The parties thereto now further agree as follows:

1. The PATENT RIGHTS of M.I.T. Case 6299 "Specific tRNA Binding-Dependent Inhibition of Growth of Microbial Pathogens" by Paul R. Schimmel and Eric T. Schmidt shall be deleted from the PATENT RIGHTS of the License Agreement. These include as of the date of this Amendment:

          USSN 08/068362      Filed 05/28/93
          PCT/US94/05905      Filed 05/25/94
          USSN PCT            Filed 05/25/94

2. The PATENT RIGHTS of M.I.T. Case 5730 "Nucleic Acid Recognition and Transport" by Julius Rebek, Jr., Nassim Usman, and Javier deMendoza shall be deleted from the PATENT RIGHTS of the License Agreement. These include as of the date of this Amendment:

          USSN 07/930,087     Filed 08/14/92
          PCT/US93/07603      Filed 08/13/93

3. The PATENT RIGHTS of M.I.T. Case 5261 "Designing Compounds Specifically Inhibiting Ribonucleic Acid" by Paul R. Schimmel and Karin Musier-Forsyth are retained under the Patent Rights of the License Agreement. These include as of the date of this Amendment:

          USSN 07/586,534     Filed 09/21/90
          USSN 07/929,834     Filed 08/14/92
          USSN 08/129,787     Filed 09/29/93

4. The License Maintenance Fees under Paragraph 4.1 (b) on page 5 of the License Agreement are amended as follows:

     License Maintenance Fees of ****************************
     ********* per year payable on January 1 of the year following the
                                             -------------------------
     issuance of a Valid Claim under the Patent Rights and on January
     -------------------------------------------------
     1 of each year thereafter; provided that such Valid Claim includes
                                ---------------------------------------
     the intended scope of one or both of Claim 1 and Claim 3, as
     ------------------------------------------------------------
     originally filed, and also provided, however, that Running
     ----------------
     Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year.*******************************************************
     *****************************************************************
     *****************************************************************

Agreed to for:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY          CUBIST PHARMACEUTICALS, INC.

By:     /s/ Lita Nelsen                        By:     /s/ Scott M. Rocklage
        -------------------------------------          -------------------------

Name:   Lita L. Nelsen                         Name:   Scott M. Rocklage, Ph.D.
        -------------------------------------          -------------------------

Title:  Director, Technology Licensing office  Title:  President & CEO
        -------------------------------------          -------------------------

Date:   8/2/95                                 Date:   7/25/95
        -------------------------------------          -------------------------

                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                      AND

                         CUBIST PHARMACEUTICALS, INC.

                           PATENT LICENSE AGREEMENT

                                    7/21/94

                                  (EXCLUSIVE)

6-8-94                                                  LLN/sc; 6484. Cubist.agt
Patent Exclusive                             (Date last modified: July 18, 1994)

                               TABLE OF CONTENTS
                               -----------------
     WITNESSETH.......................................................  1
     1  - DEFINITIONS.................................................  2
     2  - GRANT.......................................................  3
     3  - DILIGENCE...................................................  4
     4  - ROYALTIES...................................................  5
     5  - REPORTS AND RECORDS.........................................  6
     6  - PATENT PROSECUTION..........................................  7
     7  - INFRINGEMENT................................................  8
     8  - PRODUCT LIABILITY...........................................  9
     9  - EXPORT CONTROLS............................................. 10
     10 - NON-USE OF NAMES............................................ 10
     11 - ASSIGNMENT.................................................. 11
     12 - DISPUTE RESOLUTION.......................................... 11
     13 - TERMINATION................................................. 11
     14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS.................. 12
     15 - MISCELLANEOUS PROVISIONS.................................... 13
     APPENDIX A....................................................... 15
     APPENDIX B....................................................... 16

                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                     and

                         CUBIST PHARMACEUTICALS, INC.

                           PATENT LICENSE AGREEMENT


     This Agreement is made and entered into this  21 day of     July   , 1994,
                                                  ----       ----------   -----
(the "EFFECTIVE DATE") by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and CUBIST PHARMACEUTICALS, INC., a corporation duly organized under the laws
of   Delaware   and having its principal office at 24 Emily St., Cambridge, MA
   ------------
02139 (hereinafter referred to as "LICENSEE").


                                  WITNESSETH
                                  ----------
     WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 6484, "Process for Creating Molecular Diversity" by Julius Rebek, Jr., Thomas Carell and Edward Wintner and has the right to grant licenses under said PATENT RIGHTS, subject to a royalty-free, nonexclusive license heretofore granted to the United States Government;

     WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

     WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the development, production, manufacture, marketing and sale of products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                1 - DEFINITIONS
                                ---------------

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall include a related company of CUBIST PHARMACEUTICALS, INC., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by CUBIST PHARMACEUTICALS, INC., an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of CUBIST PHARMACEUTICALS, INC. and an organization, the majority ownership of which is directly or indirectly common to the ownership of CUBIST PHARMACEUTICALS, INC.

     1.2 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

          a.   the United States patents listed in Appendix A;

          b. the United States patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents;

          c. any patents resulting from reissues or reexaminations of the United States patents described in a. and b. above;

          d.   the Foreign patents listed in Appendix A;

          e. the Foreign patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such Foreign patent applications, and the resulting patents;

          f. Foreign patent applications filed after the EFFECTIVE DATE in the countries listed in Appendix B and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents; and

          g. any Foreign patents, resulting from equivalent Foreign procedures to United States reissues and reexaminations, of the Foreign patents described in d., e. and f. above.

     1.3  A "LICENSED PRODUCT" shall mean any product or part thereof which:

          a. is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

          b. is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

     1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

     1.5 "NET SALES" shall mean LICENSEE's and its sublicensees' billings for LICENSED PRODUCTS and LICENSED PROCESSES less the sum of the following:

          *********************************************************************
************************************************************************

          *********************************************************************
******************************

          ****************************************************

          ********************************************

     ***********************************************************************
********************************************************************************
**************************************** NET SALES shall occur when a LICENSED
PRODUCT or LICENSED PROCESS shall be invoiced. If a LICENSED PRODUCT or LICENSED PROCESS shall be distributed or invoiced for a discounted price substantially lower than customary in the trade or distributed at no cost to affiliates or otherwise, NET SALES shall be based on the customary amount billed for such LICENSED PRODUCTS or LICENSED PROCESSES.

     1.6  "TERRITORY" shall mean worldwide.

     1.7 "FIELD OF USE" shall mean all fields except autoimmune disease and endogenous immune disorders.

                                   2 - GRANT
                                   ---------

     2.1 M.I.T. hereby grants to LICENSEE the exclusive right and license in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.

     2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

     2.3 M.I.T. also grants to LICENSEE the rights to use the Tangible Property in research, development and commercial production.

     2.4 M.I.T. reserves the right to practice under the PATENT RIGHTS for noncommercial research purposes and to grant the right to other non-profit organizations to practice under the PATENT RIGHTS for noncommercial academic publishable research purposes.

     2.5 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof.

     2.6 LICENSEE agrees to incorporate Articles 2,5,7,8,9,10,12,13 and 15 of this Agreement into its sublicense agreements, so that these Articles shall be binding upon such sublicensees as if they were parties to this Agreement.

     2.7 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

     2.8 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.

     2.9 Nothing in this Agreement be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology, other than the chemical libraries discussed in P.4.1 or to patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.


                                 3 - DILIGENCE
                                 -------------

     3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement. LICENSEE shall maintain a technical staff of chemists and other qualified professionals capable of developing the technology of the PATENT RIGHTS.

     3.2 LICENSEE shall deliver to M.I.T. on or before December 31, 1994 ************************************************************************** of
the LICENSED PRODUCTS and LICENSED PROCESSES and shall provide similar reports to M.I.T. on or before December 31 of each year.

     3.3 LICENSEE and M.I.T. recognize that the technology of the PATENT RIGHTS may have utility in many sub-fields of use other than those in the interest of LICENSEE to develop. LICENSEE therefore agrees to make diligent efforts to sublicense the PATENT RIGHTS under reasonable terms to third parties to encourage development of these other field. Also, if M.I.T. brings to LICENSEE a third party interested in sublicensing in a sub-field not competitive with LICENSEE's products or development programs and not previously exclusively sublicensed to others, LICENSEE shall negotiate in good faith towards granting a sublicense to the third party under reasonable terms.

     3.4  LICENSEE's failure to perform in accordance with Paragraphs 3.1 and
3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof. LICENSEE's failure to perform in accordance with P.3.3 shall be grounds for M.I.T. to terminate the exclusivity of this Agreement.

     3.5 It is understood that Prof. Julius Rebek of M.I.T. has delivered to ProCept, Inc. one or more chemical libraries prepared according to the technology of the PATENT RIGHTS. LICENSEE shall use good faith efforts to negotiate a sublicense with ProCept in the field of use of "Action on CD4 and/or CD8 receptors for anti-viral therapy and/or vaccines." If LICENSEE and ProCept are unable to reach a satisfactory sublicensing agreement within four (4) months of the Effective Date of this Agreement, the dispute shall be subject to mediation according to Article 12, provided that ProCept is willing to agree to his mediation.

                                 4 - ROYALTIES
                                 -------------

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

          a.   License Issue Fee of ****************************************
               which said License Issue Fee shall be deemed earned and due immediately upon the EFFECTIVE DATE.

          b.   License Maintenance Fees of ****************************
               ********* per year payable on January 1, 1996 and on January 1 of each year thereafter; provided, however, that Running Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year.
               ************************************************************
               **************************************************************
               License Maintenance fees shall increase to ********************** ********* per year beginning January 1 after the issuance of the first patent of the PATENT RIGHTS.

          c. ******************** of revenues received for sublicensing of the Patent Rights and for the sale, lease or sublicensing of chemical libraries or portions thereof prepared by the technology of the PATENT RIGHTS, excluding running royalties received from sublicensees subject to subparagraph 4.1(d) below.

          d. ************************* of any running royalties derived from sublicensees based on products discovered using the technology of the PATENT RIGHTS or chemical libraries made by LICENSEE or M.I.T. using the technology of the PATENT RIGHTS, provided, however, that if a LICENSED PRODUCT sold by a sublicensee is covered by an issued claim of the PATENT RIGHTS, the running royalties received by M.I.T. shall be no less than *********** **** of sublicensees net sales.

          e.   ****************************** Tangible Property Fee for each new chemical library or portion thereof made at M.I.T. under the supervision of Prof. Julius Rebek and delivered to LICENSEE after August 1, 1994. Preparation and delivery of such libraries shall be solely at the discretion of Prof. Rebek and shall be subject to any rights M.I.T. may have granted to sponsors of research at M.I.T. It is understood that one or more libraries have been prepared and delivered to LICENSEE prior to July 1, 1994. No Tangible Property Fee is due for these earlier delivered libraries provided that this Agreement is executed and in effect.

          f. Running Royalties in an amount equal to **************** of NET SALES of LICENSED PRODUCTS covered by an issued claim of the PATENT RIGHTS which are leased or sold by and/or for LICENSEE. No running royalties shall be due on commercial products sold by LICENSEE which are not covered by an issued claim.

     4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which my be imposed by any government, except as otherwise provided in Paragraph 1.5(b).

     4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

     4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment or royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calender quarterly reporting period to which such royalty payments relate.

                            5 - REPORTS AND RECORDS
                            -----------------------

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calender year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to M.I.T.'s detriment, LICENSEE agrees to pay the full cost of such inspection.

     5.2 LICENSEE shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensses under this Agreement as shall be pertinent to a royalty accounting hereunder;

          a. before the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, annually, on January 31 of each year; and

          b. after the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, quarterly, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year.

     These reports shall include at least the following:

          a. number of LICENSED PRODUCTS manufactured, leased and sold by and/or for LICENSEE and all sublicensees;

          b. total invoices for LICENSED PRODUCTS manufactured, leased, and sold by and/or for LICENSEE and all sublicensees;

          c. accounting for all LICENSED PROCESSES used or sold by and/or for LICENSEE and all sublicensees;

          d. accounting for NET SALES, noting the deductions applicable as provided in Paragraph 1.5;

          e.   Running Royalties due under Paragraph 4.1(f);

          f.   names and addresses of all sublicensees of LICENSEE;

          g.   royalties due on payments from sublicensees; and

          h.   total royalties due.

     5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

     5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement.

     5.5  The royalty payments set forth in this Agreement and amounts due under
Article 6 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                            6 - PATENT PROSECUTION
                            ----------------------

     6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain the PATENT RIGHTS during the term of this Agreement. Appendix B is a list of the foreign countries in which patent applications corresponding to the United States Patent applications listed in Appendix A shall be filed. Appendix B may be amended by mutual agreement of both parties. The filing, prosecution and maintenance of all PATENT RIGHTS applications and patents shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosection and maintenance.

     6.2 LICENSEE shall reimburse M.I.T. for eighty percent (80%) of all fees and costs relating to the filing, prosecution and maintenance of the PATENT RIGHTS, whether such fees and costs were incurred before or after the EFFECTIVE DATE, provided, however, that if after December 31, 1994, if M.I.T. has in effect no other license to the PATENT RIGHTS, LICENSEE shall reimburse M.I.T. one hundred percent (100%) of patent fees and costs incurred thereafter. If M.I.T. subsequently grants a license to a third party, LICENSEE shall be reimbursed for twenty percent (20%) of costs incurred during LICENSEE's sole-licensee period after December 31, 1994.

                               7 - INFRINGEMENT
                               ----------------

     7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

     7.2 M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T., and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

     7.3 If within six (6) months after having been notified of an alleged infringement, M.I.T. shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T. shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.

     7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to fifty percent (50%) of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be between LICENSEE and M.I.T. in the proportion of *************************************************************
*****.

     7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

     7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     7.7 LICENSEE, during any period that this Agreement remains exclusive, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the PATENT RIGHTS. Any fees as part of such a sublicense shall be treated per Article 4.

                             8 - PRODUCT LIABILITY
                             ---------------------

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

     8.2 LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE and M.I.T. with respect to events covered by Paragraph 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty
(30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.

     8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                              9 - EXPORT CONTROLS
                              -------------------

     LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license form the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required not that, if required, it shall be issued.

                             10 - NON-USE OF NAMES
                             ---------------------

     LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                                11 - ASSIGNMENT
                                ---------------

     This Agreement is not assignable and any attempt to do so shall be void.

                            12 - DISPUTE RESOLUTION
                            -----------------------

     12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

     12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                               13 - TERMINATION
                               ----------------

     13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T..

     13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

     13.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph 3.3), other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

     13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 12, 13.5, 13.6, and 15 shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

     13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.


                14 - PAYMENTS NOTICES AND OTHER COMMUNICATIONS
                ----------------------------------------------

     Any payments, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

          In the case of M.I.T.:

          Director
          Technology Licensing Office
          Massachusetts Institute of Technology
          77 Massachusetts Avenue, Room E32-300
          Cambridge, Massachusetts 02139

          In the case of LICENSEE:

          (title)   President & CEO
          (company) Cubist Pharmacenticals, Inc.
          (address) 24 Emily Street
                    Cambridge, MA 02139

                         15 - MISCELLANEOUS PROVISIONS
                         -----------------------------

     15.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter thereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     15.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF                   CUBIST PHARMACEUTICAL, INC.
TECHNOLOGY

By   /s/ Lita Nelsen                         By    /s/ Scott M. Rocklage
  -----------------------------------------    ---------------------------------

Name     Lita L. Nelsen                      Name      Scott M. Rocklage
    ---------------------------------------      -------------------------------

Title DIRECTOR, TECHNOLOGY LICENSING OFFICE  Title  President & CEO
     --------------------------------------       ------------------------------

Date   21 July 1994                          Date   21 July 1994
     --------------------------------------       ------------------------------

                                  APPENDIX A

                      PATENT RIGHTS on the EFFECTIVE DATE

UNITED STATES PATENT RIGHTS

M.I.T. Case No. 6484
                ----
Title "Process for Creating Molecular Diversity"
U.S.S.N. 180,215 or U.S.P.N.
By Julius Rebek, Jr., Thomas Carell and Edward Wintner
Filed on 1/12/94

FOREIGN PATENT RIGHTS

                                  APPENDIX B

                         DESIGNATED FOREIGN COUNTRIES

Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

[To Be Discussed]

                                    [SEAL]

                           [LETTERHEAD APPEARS HERE]

August 31, 1994



Dr. Scott Rocklage
President and Chief Executive Officer
Cubist Pharmaceuticals, Inc.
24 Emily Street
Cambridge, MA 02139

Ref:   MIT Case No. 6484
       "Process for Creating Molecular Diversity and Novel Protease Inhibitors Produced Thereby", By Julius Rebek, Jr. Thomas Carell, Edward A. Wintner Continuation-in-Part filed July 28, 1994

Dear Scott:

Enclosed is a copy of the continuation-in-part patent application recently filed on this case. It was our intent to include this patent in the license granted to you effective July 21, 1994.

Please acknowledge below that you wish to have this application included in the PATENT RIGHTS of the license and return one copy to me.

Sincerely,

/s/ Lita Nelsen

Lita Nelsen
Director

Accepted for:

CUBIST PHARMACEUTICALS CORP.

By  /s/ Scott M. Rocklage
    ------------------------------
Title   PRESIDENT & CEO
        --------------------------
Date    9/6/94
        --------------------------

LLN/vc
Cubist 6484